EIGHTH AMENDMENT TO LEASE

This agreement made as of the 15th day of May, 2012, between **Oral Roberts University**, an Oklahoma corporation ("Landlord") and **ENGlobal U.S., Inc.**, successor-by-merger to ENGlobal Engineering, Inc., a Texas Corporation ("Tenant").

WHEREAS, Landlord and Tenant entered into that certain "Lease Agreement" dated January 27, 2005 as amended by a First Amendment to Lease dated April 7, 2005, a Second Amendment to Lease dated June 13, 2005, a Third Amendment to Lease dated December 28, 2005, a Fourth Amendment to Lease dated February 27, 2006, a Fifth Amendment to Lease dated July 26, 2006, a Sixth Amendment to Lease dated June 20, 2007, and a Seventh Amendment to Lease dated November 12, 2010 (as so amended, the "Lease")

WHEREAS, under the terms of the Lease, Tenant leases from Landlord office space consisting of a total of approximately 46,682 square feet of Net Rentable Area contained in suites 120, 3300, 3400, 3500 and 3600 (the "Premises") in the building known as the CityPlex Towers Building which has a street address of 2448 E. 81st Street, Tulsa, Oklahoma 74137;

WHEREAS, Landlord and Tenant (the "parties") now desire to amend and modify said Lease Agreement in the following particulars;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. The provisions of this Agreement shall supersede any inconsistent provisions contained in the Lease, whether such inconsistent provisions are contained in the printed portion of the Lease or any addendum, rider or exhibit annexed thereto. All capitalized items not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

2. **Premises**. Effective May 15, 2012, the Premises shall be expanded to include an additional 11,250 square feet of Net Rentable Area on the 29th floor of the building which has a street address of 2448 E. 81st Street, Tulsa, Oklahoma (referred to herein as the "Expansion Space"), as outlined in Exhibit "A." Following the addition of the Expansion Space, the Premises shall consist of a total of 57,932 of square feet of Net Rentable Area.

3. **Tenant Improvements**. The Expansion Space shall be delivered in "as-is" condition. Tenant has inspected the Expansion Space and agrees to accept the Expansion Space in "as-is" condition. No tenant improvements are contemplated in connection with this amendment.

4. **Lease Term**. Except as otherwise set forth herein, all terms and conditions of the Lease applicable to the Premises shall apply to the Expansion Space, including, but not limited to, the Lease Term which expires on December 31, 2017, unless sooner terminated or extended to a later day under any other term or provision of the Lease.

5. **Base Rental**. Until September 15, 2012, Base Rental for the Expansion Space shall be abated, allowing Tenant the right to occupy the Expansion Space effective May 15, 2012. Effective as of September 15, 2012, Base Rental for the Expansion Space shall commence pursuant to the following schedule and shall be subject to the consumer price index (CPI) adjustment as set forth in paragraph 29 of the Lease:

ENGlobal
Legal
May 16, 2012
APPROVED

Signed Tami Walker
Tami Walker

September 15, 2012 – December 31, 2012 - $151,875 per annum ($13.50 per square foot)
January 1, 2013 – December 31, 2015 - $157,500 per annum ($14.00 per square foot)
January 1, 2016 – December 31, 2017 - $163,125 per annum ($14.50 per square foot).

8. **Broker.** The parties hereto agree that CBRE, Inc., is Tenant's sole and exclusive representative ("Tenant's Broker"). Landlord agrees to pay a commission to Tenant's Broker as per separate agreement with Tenant's Broker. Tenant represents it neither consulted nor negotiated with any broker other than Tenant's Broker with regard to the Premises. Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone other than Tenant's Broker.

9. Except as herein expressly amended or modified the terms and conditions of the Lease are hereby ratified and confirmed and shall remain in full force and effect.

10. This Agreement shall not constitute an agreement by Landlord or Tenant and shall not be binding upon Landlord or Tenant unless and until this Agreement shall be executed by Landlord and Tenant.

11. This Agreement may be changed only in writing, signed by both parties, and shall be binding upon and inure to the benefit of Landlord and Tenant, their respective heirs, successors and, as permitted, their assigns.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Eighth Amendment to Lease as of the date first written above.

LANDLORD:	**TENANT:**
Oral Roberts University, an Oklahoma corporation	**ENGlobal U.S., Inc.** a Texas corporation
By: Michelle Finley	By: E. L. Pagano
Name: Michelle Finley	Name: Edward L. Pagano
Title: Exec. VP & CFO	Title: President & CEO

ENGlobal
Legal
May 16, 2012
APPROVED

Signed Tami Walker
Tami Walker

EXHIBIT "A"

Expansion Space – 29th Floor



Cityplex Towers
60 Story Tower
29th Floor Plan

ENGlobal
Legal
May 16, 2012
APPROVED

Signed______________
Tami Walker